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                                                                    EXHIBIT 23.2


             [NSA NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the references to our firm and to the use of our report effective January 1, 2001 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission on or about March 14, 2001.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By: /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            President


Dallas, Texas
March 14, 2001